                                                                    EXHIBIT 99.1


         CROSS MEDIA TO ACQUIRE JWE ENTERPRISES TO EXTEND CONSUMER REACH

                              --------------------

          2002 EPS GUIDANCE INCREASED TO $1.29 IN ACCRETIVE TRANSACTION

New York, NY - April 2, 2002 -- PR Newswire Cross Media, a technology-driven targeted marketing company committed to redefining the art and science of 1-to-1 marketing, announced today it has executed a non-binding letter of intent to acquire the assets of JWE Enterprises, a successful direct marketing operation based in Montana. The assets to be acquired also include JWE's 25% interest in its joint venture with Cross Media, J Cross Marketing.

JWE is expected to add annualized revenues of approximately $12 million to Cross Media and will contribute an anticipated $.04 EPS to the Company's 2002 projections. JWE, with two hundred employees, will significantly extend Cross Media's consumer reach.

Based on this acquisition, Cross Media is increasing its 2002 guidance on revenues and EPS from $200 million to $210 million in revenues and EPS from $1.25 to $1.29.

"On completion, this acquisition will be complementary and synergistic to Cross Media's long term strategy," stated Ronald Altbach, Chairman and Chief Executive Officer. "We expect that it will be accretive, fuel our growth, extend our consumer reach, contribute to management depth, allow us even greater control over our product offerings and lend itself to seamless integration. We are also very pleased to be adding Jason Ellsworth, JWE's founder, and his team to our Cross Media family."

The consideration for the acquisition is approximately $10 million in cash and Cross Media shares, with additional consideration of a minimum of $4 million subject to certain performance criteria over the next three years. Acquisition financing was obtained in the form of an $11.6 million private placement of Cross Media common shares through Stonegate Securities. The lead investors were Putnam Investments, Boston Partners, Luther King Capital Management and MicroCapital. The acquisition is subject to final due diligence, execution of definitive agreements and other customary closing conditions and is expected to be completed within sixty days.

      ABOUT CROSS MEDIA

Cross Media Marketing Corporation is a leading technology-driven marketing company engaged in sophisticated targeted marketing utilizing multiple direct marketing channels. For more information about Cross Media, the Company encourages potential investors to visit the Investor Relations section of www.xmmcorp.com or email Alfonso J. Cervantes, Senior Vice President, Business Development, acervantes@xmmcorp.com.

(ii)  CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Cross Media intends that these forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements are based on current expectations of management but involve certain risks and uncertainties. Cross Media's actual results, performance or achievements could differ materially from the results, performance or achievements projected in, or implied by, such forward-looking statements as a result of risk factors, including, without limitation, the following: Cross Media's ability to integrate the recently acquired LifeMinders and National Syndications, Inc. operations and to make additional strategically appropriate acquisitions; the adequacy of accounts receivable reserves and other significant estimates, changes in economic conditions or a material decline in the availability of consumer credit, interest rate fluctuationsrisks relating to government regulation of telemarketing and Internet marketing activities, Cross Media's ability to exploit its database and technological innovations and potential dilution. These factors are described in detail in Cross Media's filings with the Securities and Exchange Commission, including, where applicable, its most recent filing on Form 10-KSB. Cross Media does not assume any responsibility to update the information included in this press release, whether as a result of new information, future events or otherwise.

CONTACT: ALFONSO J. CERVANTES
SENIOR VICE PRESIDENT, BUSINESS DEVELOPMENT
212-457-1179
ACERVANTES@XMMCORP.COM